Exhibit 10.52

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSEMBLY SYSTEM AGREEMENT

This Assembly System Agreement (the “Agreement”) is entered into on this 23 day of May, 2006, by and among Corgentech Inc. (“Corgentech,” also referred to in Exhibit A attached hereto as “customer” or “Purchaser”) and Mikron Corporation Denver (“Mikron,” also referred to in Exhibit A attached hereto as “Mikron,” “Mikron Corporation,” “Mikron Corporation Denver” or “Vendor”).

Recitals

Whereas, Corgentech and Mikron desire to enter into a legally binding contract for Mikron to sell, and Corgentech to purchase in exchange for the consideration set forth therein, the “Corgentech Assembly System” set forth on Quotation D05.05.012 attached hereto as Exhibit A (the “Quotation”), on the terms and conditions set forth in the Quotation.

Agreement

Now, Therefore, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Corgentech and Mikron hereby agree as follows:

1. Binding Effective Agreement. Mikron hereby agrees to sell, and Corgentech agrees to purchase in exchange for the consideration set forth therein, the Corgentech Assembly System set forth in the Quotation on the terms and conditions set forth in the Quotation. Notwithstanding anything in the Quotation that may be construed to contradict the following, including but not limited to Section 12.9 therein, by signing below, Corgentech and Mikron agree this Agreement shall be legally binding as of the date first set forth above.

2. Confidentiality. Notwithstanding anything in the Quotation that may be construed to contradict the following, Corgentech and Mikron hereby agree that the terms of the Confidential Disclosure Agreement among Corgentech, Mikron and The Tech Group dated March 2, 2006 shall govern the exchange of confidential information made pursuant to this Agreement.

3. IP and Materials Ownership. Any trial materials provided to Mikron by Corgentech shall remain the property of Corgentech. Nothing in the Quotation, including but not limited to Section 11.1.6 therein, shall be construed to provide Mikron with any right to use outside the specific scope of the Quotation, as modified by this Agreement, own, sell or reproduce any materials of Corgentech or any Proprietary Information or intellectual property of Corgentech provided under this Agreement or the Quotation.

4. Assignment. Mikron shall not assign its contractual rights or obligations under this Agreement or the Quotation to any third party without the prior written consent of Corgentech.

1.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5. Notices. All notices and other communications to Mikron from Corgentech shall be delivered to Mikron at the address set forth below:

Attention: Tom Graves
Mikron Corporation Denver
562 Sable Boulevard
Aurora, Colorado 80011
Fax (303) 364-5224

All notices and other communications to Corgentech from Mikron shall be delivered to Corgentech at the address set forth below:

Attention: Patrick Broderick
Corgentech Inc.
650 Gateway Boulevard
South San Francisco, CA 94080
Fax: 650-624-9600

6. Full Agreement; Modification; Waiver. This Agreement represents the full understanding between the parties of the subject matter contained herein. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, but only by an instrument in writing signed by each of Corgentech and Mikron.

[Remainder of Page Intentionally Left Blank]

2.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In Witness Whereof, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

Corgentech Inc.

/s/ John X. Regan
John X. Regan,
Vice President, Manufacturing

Mikron Corporation Denver

By:	/s/ Clark Neft
Clark Neft,
President

[SIGNATURE PAGE TO THE CORGENTECH ASSEMBLY SYSTEM AGREEMENT]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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Exhibit A

Quotation D05.05.012
Corgentech Assembly System

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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January 27, 2006

The Tech Group
Attn: Mark McElfresh
14677 North 74th St.
Scottsdale, AZ 85260-2403

RE:	Quotation D04.05.012
Corgentech Assembly System

Dear Mr. McElfresh:

We offer the following assembly concept, based on our discussions and review of your project requirements.

Mikron is an industry leader in high speed, precision assembly machines. Our equipment, in use throughout the world, produces over 40,000,000 parts each day for automotive, medical and consumer product manufacturers. We are committed to solving your production problems through design, production and timely delivery of reliable automation equipment at a competitive price.

Our proposed concept utilizes our GO5™ cam-driven, linear indexing assembly system. These systems allow for a high degree of scalability and flexibility allowing for a straightforward connection to downstream components.

We hope the enclosed proposal meets your requirements and gives you the confidence to work as a partner with Mikron Corporation Denver. We thank you for the interest you have shown in our products and look forward to hearing from you.

Sincerely,

Tom Graves	Jim Mueller
Regional Sales Manager	Application Engineer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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1.	Proposed solution

1.1	Task definition

Automatic assembly system for your Corgentech Assembly:

Please note that the machine is capable of producing more than 18,300,000 good parts per year with one machine operator and 1 part’s tender. Net output is calculated based on 3,600 parts per hour in 6,000 hours per year and approximately 78% line efficiency.

G05™ Solution
Our solution is based on our G05™ assembly cells with the following advantages:

o	A parts transfer system with free pallets provides flexibility, speed and accuracy;
o	Various pallet sizes to accommodate your products;
o	Tested reliable and highly standardized basic cell;
o	Easily accessible compact linear configuration;
o	G05™ cam or numeric controlled (NC) movement in the same cell;
o	Systematic operation control check after every operation;
o	User friendly operator interface;
o	Efficient use of working space;
o	Option for integrating slow operations in a fast throughput system;
o	Progressive investment option;
o	Option for connecting to other production systems.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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2.	Key points

2.1	Production

Approximately 47 “good” parts per minute
Without considering stoppages due to production control

2.2	Price

System	Approx. $ [*]
Bagging System (cost plus 10% integration margin)	Approx. $ [*]
Level 3 FDA Validation Support	Approx. $ [*]

2.3	Shipping time

Approximately thirty four (34) weeks from receipt of signed purchase order, completion of the Kickoff Meeting and receipt of agreed-to specifications, drawings and component parts, and the resolution of all technical and commercial issues.

2.4	Warranty

12 months or 3500 hours whichever comes first.
Parts and labor

2.5	Confidentiality

Customer confidentiality is an integral part of our corporate culture. Your competitive edge is also ours. All files are anonymously managed to guarantee optimum discretion.

2.6	Floor space requirements

Approximately: 49 x 21 feet. Our modular designed assembly systems can be configured to meet your space requirements.

2.7	Training

Mikron Corporation provides comprehensive training for the operation and maintenance of the mechanical, electrical, pneumatic and software systems.

2.8	Production assistance: improved productivity

Production assistance can be offered as an option.

2.9	Customer service

After office hours, on Saturdays and Sundays, and during public holidays, a special phone number is reserved for our customers who need to reach us.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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Machine remote connection by modem enables fast diagnosis of your control system.

2.10	Project management

Our project teams maintain regular contact with you throughout the life of the project.

The following diagram shows how a standard project develops. Very close cooperation throughout the project provides optimum time and cost control.

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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3.	Rights to proposal

As part of this proposal, Mikron Corporation Denver has divulged and delivered to the Customer certain proprietary information which includes, but is not limited to, technical requirements, specifications, print, data and other information relating to the description and operation of the system which is the subject of this proposal, its components, equipment, options and related services, designs, processes, techniques, documentation, pricing, installation and safety. The Customer acknowledges that certain information is secret and the sole and exclusive property developed or owned by Mikron Corporation Denver. The Customer further agrees that during the term of the consideration of this proposal and at all times subsequent (subject to contract provisions which may modify this agreement), Customer shall not disclose or deliver such proprietary information to any person or entity, other than an employee of Customer, nor shall Customer reverse engineer such information; it being acknowledged that it is private, confidential and a trade secret under the sole ownership and development of Mikron Corporation Denver. In the event of the breach of these covenants by the Customer, Mikron Corporation Denver shall have all rights in law or in equity to enforce this covenant including, without limitation, the right to an award for damages and reasonable costs and attorneys’ fees incurred by Mikron Corporation Denver in the enforcement of these covenants. The providing of such information by Mikron Corporation Denver to the Customer shall not be construed by either party to be a publication of such proprietary information.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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4.	Parts to be assembled

4.1	Description of parts to be assembled

No.	Description	Sample	Drawing No.	Rev.	Date
01	Corgentech Assembly	YES	Not Provided

4.2	Description and drawings of components (products) to be assembled

[*]

4.3	Definition of variants

This proposal considers no variants.

4.4	Overall Assumptions

Certain points require clarification and may have an influence on the technical and commercial aspects of the quotation. This proposal is based on the following assumptions.

NOTE: If the assumptions stated within this proposal prove not to be true, project schedule and/or costs to The Tech Group could change.

4.4.1   [*]

4.4.2   [*]

4.4.3   [*]

4.4.4   [*]

4.4.5   [*]

4.4.6   [*]

4.4.7   [*]

4.4.8   [*]

4.4.9   [*]

4.4.10      [*]

4.4.11      [*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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5.	Description of the assembly system

The proposed concept is based on the use of free pallets to transport the parts to be assembled. The parts are supported, during successive operations, on specific fixtures known as “nests”, which form an integral part of the pallets.

The proposed G05™ concept is based on linear assembly cells with indexed pallets. It may consist of one or more G05™ units, depending on the number of operations.

Pallets entering the G05™ are mechanically indexed and placed in front of each workstation. Pallets are transported from cell to cell then recycled with a belt conveyor.

Pallet dimensions:	120 x 120 mm
Number of pallets:	125 pallets
Number of nests:	3 nests (2-Up)
Pallet coding system:	Balluff
Please refer to the “Description of standard basic machines” section in this proposal for more information on standard assembly cells.

5.1	Sequence of operations and description

The sequence of operations described below is based on a review of the submitted parts and your Request For Quote. This concept combines our extensive assembly experience with the product knowledge that you provided. Any requested changes to this proposal will be thoroughly reviewed by our engineers.

Cell 1: 2-Module G05™ 120

[*]

Cell 2: 2-Module G05™ 120

[*]

CELL 3: 1-Module G05™ 120

[*]

CELL 4: 1-Module G05™ 120

[*]

5.2	Machine speed

[*]

5.3	Effective output

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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5.4	Feeding systems

Specific feed systems are provided to feed each part assembled. The type of feeding system depends on each part’s physical characteristics:

[*]

Important: If changes are made on the basis of non-conforming prototype parts, Mikron Corporation Denver shall not be liable for changes or modifications necessary to ensure feeding systems operate correctly.

5.5	Noise level

Maximum of 80dBA, measured three feet from the loudest source, four feet from the floor in the Mikron Corporation Denver Facility.

5.6	Floor space required

See Section 2.6, herein.

5.7	Calibration

Neither calibration devices nor calibration programs are included as part of the basic machine.

5.8	Machine capability index

If required, an optional statistical analysis of machine performance can be conducted. The Customer shall submit the acceptance requirements to Mikron Corporation Denver for assessment. Then, Mikron Corporation Denver and the Customer shall determine the tolerances and Cm and CmK values.

The machine capability analysis shall be conducted by the Customer with the measuring tools supplied by Mikron Corporation Denver (except for specific tools to be specified after the order) and in Mikron Corporation Denver’s facility. This study shall be carried out after preliminary acceptance and shall be part of this acceptance.

Mikron Corporation Denver is not involved in the process capability analysis.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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6.	Installation Conditions & Terms

6.1	Packing

The cost of packing is included in the price. The equipment is FOB Aurora, Colorado.

6.2	Installation supervision and final acceptance

Installation supervision with 2 Mikron Corporation Denver personnel for twenty-one (21) days and the final acceptance are included in the price.

6.3	Unspecified work outside Mikron Corporation Denver Facility

Certain work relating to the machine can be invoiced in accordance with the following conditions:

6.3.1   Connection to services

The work and cost of electrical, compressed air and possible water connections are not included in the price and shall be invoiced at the hourly rates shown herein.

6.3.2   Production assistance

Production assistance is not included in the price and shall be invoiced at the hourly rates shown herein.

6.3.3   Other work executed outside Mikron Corporation Denver’s Facility

Other work executed outside Mikron Corporation Denver’s facility shall be invoiced at the hourly rates shown herein.

6.3.4   Labor rates

Mechanical Technicians: traveling and working time Electronic and Software Engineers: traveling and working time	$[*]/hour $[*]/hour

Invoices are prepared in accordance with the time sheets and expense reports prepared by Mikron Corporation Denver staff.

Please refer to the General Terms and Conditions Of Sale section of this proposal for more information.

6.3.5        Remote maintenance

Setting up the system
Price per hour on line (Including telephone costs)             $[*]/hour

6.4	Validity of proposal

90 days.
After finalization of all technical and commercial issues

Please refer to the Terms and Conditions Of Sale section of this proposal.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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6.5	Payment terms

Initial payment is due upon receipt of invoice. All other payments are due net 10 days from receipt of invoice.

[*]% of Total Contract Price with Purchase Order
[*]% of Total Contract Price at Preliminary Design Review
[*]% of Total Contract Price at Final Design Review
[*]% of Total Contract Price at Acceptance Test at Mikron
[*]% of Total Contract Price at Acceptance Test at The Tech Group

Subject to Credit Department approval, terms are net 10 days from receipt of invoice. Accounts past due are assessed a service charge of 1.5% per month. If accounts or service charges thereon are not paid when due, or suit is brought, additional reasonable costs of collecting, including attorneys’ fees, will be charged.

6.6	Acceptance terms

Pre-acceptance shall take place in our facility in the presence of one or more representatives of your company. Costs of customer’s travel and accommodations are not included in the bid price.

Final acceptance shall take place in your facility after installation and startup.

The terms of pre-acceptance and final acceptance shall be specified and mutually agreed upon before the contract is concluded. Six (6) hours of production time is provided in our proposal.

Utilities must be ready and stable prior to the start of the final acceptance run. Components to specification and in required quantities must be available prior to the start of pre and final acceptance runs.

Acceptance takes place in the presence of both parties and is considered successful if the machine assembles the number of good parts shown herein.

A certificate of acceptance shall be drawn up for each acceptance. These certificates shall be signed by both parties.

Note: The customer shall not, without the prior written approval of Mikron Corporation Denver, use the equipment for production purposes before the final acceptance has taken place and the final acceptance report has been signed by the customer.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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7.	Risk Management

7.1	Efficiency

[*]

7.2	Machine downtime

Machine downtime is directly linked to execution of the assembly machine cycle and is the responsibility of Mikron Corporation Denver. This downtime is classified in three categories:

Feed systems blockage: Most of these stoppages are generated by feed systems that have relatively low inherent efficiency because of the feeder design and part characteristics.

Gray area - non conforming parts, assembled and then detected as non-conforming: It is not always possible to determine whether the part was already non-conforming during feed system filling or if the part had been damaged by the machine and thus detected as non-conforming. This gray area is accepted as Mikron Corporation Denver’s responsibility.

Reject parts caused by the system: This concerns parts damaged by the assembly system.

7.2.1        Unplanned production stoppage

These stoppages are random interruptions due to the two factors shown below and are the Customer’s responsibility.

Non conforming parts: These are parts damaged during manufacture or shipment, for example, bent parts, molding defects, parts not de-burred, etc.

Staff, operators: These are short unplanned absences, interruptions due to insufficient staff or operator ability.

7.2.2        Planned production stoppage

These stoppages are interruptions with a fixed frequency as described below and are the responsibility of the Customer.

Pauses: Meals and intermediate break periods.

Shift Changeover: Often synchronized with break periods.

Clean room procedures: Mainly cleaning equipment and safety procedures during batch changeover.

Re-certification: Recalibration or re-certification procedures according to a fixed schedule, determined by the Customer, can significantly affect output.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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Series or batch changeover: This procedure can result in a 1 to 20% variation in output, depending on the frequency of changeover and the method of changeover.

Periodic preventive maintenance: Preventive maintenance work executed in accordance with predetermined schedules.

7.2.3        Definition of effective output - machine efficiency

Good parts are counted after a batch of parts has been produced in a given amount of time.

Bad or incomplete parts attributable to the Customer are added and the result becomes the corrected number of good parts.

Production stoppage times attributable to the Customer are deducted from the production time and the result becomes the corrected production time.

The actual system output will be defined by dividing the corrected number of good parts by the corrected production time. The result shall, as a minimum, be equivalent to the actual output shown herein.

Nbc = Corrected number of good parts
Nb = Number of good parts
Nic = Number of incomplete parts attributable to the Customer

Tbc = corrected production time
Tb = total production time
Tic = stoppage time attributable to the Customer
Tc = cycle time
The efficiency of the Mikron system is calculated as follows:

7.2.4        Quality and cleanliness of parts

Actual output will depend on the quality of the components to be assembled. They shall be clean, de-burred, degreased, undamaged, non magnetic and manufactured within the tolerances shown on the drawings.

Components submitted in bulk shall not contain foreign debris.

The output shown is based on present information. It will only be possible to confirm the actual output after testing samples.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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7.3	Information on production costs

The following data is based on the mean values. It may vary, depending on the equipment provided with the standard cells.

7.3.1        Energy costs

Cell energy consumption:
The values given in the following table are indicative only. Actual values depend on specific units and equipment integrated on the units.

Cell	Electric energy (3x480V ±10%)	Compressed air (80 psi)	Connection value (electrical protection)
G05™ 120	Approx. 4 kVA	Approx. 131 cu. ft./hr	25 A

7.3.2       Maintenance costs

The Mikron machine design minimizes mechanical stresses, reducing parts wear and downtime due to maintenance.

Machine maintenance costs depend on how well the Customer adheres to the recommended preventive maintenance schedule. The frequency of maintenance work will depend on actual production rates.

Periodic maintenance tables, listed in the technical documents, provide information on the type, frequency and duration of preventive maintenance work.

7.3.3        Spare parts costs

Average spare parts costs are divided into 2 different categories:
•	Parts recommended for making up the basic stock when the machine is purchased. This stock is made up jointly with our services, according to your needs.
•	Parts used for routine machine operation (per year).

[*]

7.4	Customer responsibilities

7.4.1       Machine operation

Operating and maintaining the machine requires certain skills on the part of the customer’s staff to which these tasks will be entrusted. Operating the machine correctly depends partially on the operator’s capabilities.

The proposed machines are designed for ease of operation.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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Operation of the machine should not require any special operator skill levels other than understanding the relationships between machine functions and commands (Human Machine Interface).

Maintenance should be provided by technically trained staff that understand basic mechanical, information technology and electrical concepts.

The additional information required for production, upkeep and maintenance of the machine is provided during training (refer to the “Customer Service” section of this proposal for more information on training details).

7.4.2 Information to be provided to Mikron Corporation Denver

At the time the order is placed, Mikron Corporation Denver requires the following information and documents:

•	Final drawings of all parts to be assembled, including variants, and the CAD files, in DWG or DXF format
•	Component matrices per variant
•	Final specifications for the assembly process

7.4.3 Equipment supplied by the Customer

When required, special equipment supplied by the Customer may be integrated into the machine. The following responsibilities then are incumbent on the Customer:

•	Delivery of the equipment to Mikron Corporation Denver on the agreed schedule;
•	Provide separate assessment and acceptance of the supplied equipment;
•	Ensure the equipment output does not affect the overall system output;
•	Manage and assume responsibility of the interface between the supplied equipment and the Mikron machine;
•	Provide startup and set process parameters according to product requirements.

Delivery and shipment of this equipment to Mikron Corporation Denver is the responsibility of the Customer.

7.5	Project schedule

The project schedule must be followed to ensure on time delivery. The final project schedule is fixed at the point the purchase order is signed.

8.	Changes and deviations from Mikron Corporation Denver standards

8.1	Changes during the project

Changes requested by the customer during the project shall be examined for their feasibility. Mikron Corporation Denver shall be notified in writing of any change involving parts to be assembled, accompanied by an amended drawing clearly showing the extent of the changes made.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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Mikron Corporation Denver engineers will evaluate the impact on the machine. As a result, Mikron Corporation Denver reserves the right to change its price and schedule.

8.2	Deviation from Mikron Corporation Denver standards

This proposal was prepared on the basis of our standard machines. Any departure from these standards requires an investigation to determine the feasibility and cost.

9.	Parts for testing and preliminary acceptance

Parts for testing feed systems, machine setting and preliminary acceptance will be delivered and reshipped, without cost to Mikron Corporation Denver, in accordance with the schedule below.

Each delivery shall be accompanied by a packing list and parts quality protocol.

Non-compliance with delivery times or part quality could have an effect on the shipping date and machine costs.

Delivery schedule of parts for testing
Project Schedule [wks]	Parts* time [wks]	Project stages	Quantities of parts (for each part type)
34	2	Customer order	2 - 3 parts
34	6	Construction start	3000 parts
34	17	Acceptance of systems	For 1 hour of production or a minimum of one times feed system capacity
34	22	Machine start up	G05™: For 50 hours of production, or according to Mikron Corporation Denver specifications
34	27	Internal acceptance	For 6 hours of production or according to Mikron Corporation Denver specifications
34	30	Preliminary acceptance of machine	For 12 hours of production or according to Mikron Corporation Denver specifications
*Parts delivery times, in numbers of weeks after the order

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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A final schedule for receipt of parts will be prepared and submitted in a timely manner after the order.

The minimum quality of delivered parts (capability index) shall be the same or superior as is required for assembled parts, for projects with statistical analysis protocols.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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10.	Warranty

Our warranty is in accordance with our Terms and Conditions of Sale and forms an integral part of this proposal.

Should you need any further information, please do not hesitate to contact us.

We recommend a meeting to discuss your project thoroughly at your facility in the near future. We will present this proposal formally to you and your people to fully describe how each step of this process is designed to meet and exceed your requirements.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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11.	Terms and Conditions of Sale

11.1	General Terms and Conditions of Sale

11.1.1
The following terms and conditions of supply and payment shall be deemed to have been accepted by the customer when he places the order. General conditions of business of the customer and departures from the present conditions shall be valid only if they are expressly acknowledged in writing by Mikron Corporation.

11.1.2
Save where otherwise agreed, the “Conditions for the machinery acceptance procedure” of Mikron Corporation and the “Installation Conditions” applicable to assembly work, including Mikron Corporation’s current assembly charge rates, shall be deemed to have been agreed.

11.1.3	All agreements and declarations of the contracting parties having legal effect shall be valid only if they are made in writing.

11.1.4	The customer shall not transfer his contractual rights to third parties without the express consent of Mikron Corporation.

11.1.5
Delivery periods recited herein shall commence upon finalization of all technical and commercial details (as hereinafter explained) or the receipt of the required down payment, whichever occurs later. “Finalization of all technical and commercial details” shall include Vendor’s receipt of complete specifications, samples and trial materials from Purchaser. Delivery periods are dependent upon the availability of raw materials and components from Vendor’s suppliers as prevailing on the date of quotation, and Vendor therefore reserves the right to modify the delivery periods due to changes in such conditions. Shipment will be made in the name of the Purchaser and will be at the risk of the Purchaser from the time that the merchandise leaves the Vendor’s manufacturing facility. Purchaser shall promptly inspect all shipments and shall notify Vendor of all defects, shortages or deficiencies within forty-eight (48) hours of Purchaser’s receipt of the shipment. Vendor shall not be liable for any losses or damages to any merchandise damaged in transit from and after the time such merchandise has left Vendor’s manufacturing facility. Purchaser agrees to look solely to the carrier and Insurer with respect to any and all losses or damages to shipments, and agrees not to make any claim against the Vendor for same.

11.1.6
Purchaser shall supply to Vendor at Purchaser’s expense such quantities of trial materials as are specified in this quotation or are reasonably required by Vendor together with such written specifications as may be necessary to finalize all technical and commercial details. Such trial materials shall be delivered at Purchaser’s expense including shipping costs, to the Vendor’s manufacturing facility in the United States, as specified in this quotation, on or before the date(s) specified in this quotation or otherwise reasonably required by Vendor. Unless otherwise specified in this quotation, such trial materials shall become the property of Vendor and shall not be returned to Purchaser.

11.1.7
Prices set forth in this quotation for parts, tools and machines built at Vendor’s facilities in the United States of America are fixed in United States Dollars and shall not be adjusted. The purchase price shall be paid in compliance with the agreed payment terms. The payment dates shall be respected, even if minor parts of the deliveries and performance are lacking, or if subsequent work has proved necessary but does not prevent the delivered goods from being used. All payments for delivered merchandise which are not received within thirty (30) days after their respective due dates shall bear interest from their respective due dates until paid in full, at the rate of one and one-half percent (1.5%) per month, or the maximum interest rate permitted by applicable law, whichever shall be less.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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11.2	Verification, Preliminary and Final Acceptance and Clearance of the Delivered Goods for Production Purposes

11.2.1
Save where otherwise agreed, preliminary acceptance shall take place on the premises of Mikron Corporation Denver, by agreement with the customer, within ten (10) days of notification of readiness for dispatch being given by Mikron Corporation Denver. Final acceptance shall take place on the customer’s premises. Preliminary and final acceptance shall be effected in accordance with “conditions for the machinery acceptance procedure” and shall end with the compilation of a preliminary or final acceptance report.

11.2.2
The customer shall not withhold acceptance and signing of the preliminary or final acceptance report by reason of minor defects, in particular those which do not significantly impair the functional quality of the delivered goods and services. Mikron Corporation Denver shall make such shortcomings good within a reasonable period. Defects which could not be recognized at the time of preliminary or final acceptance shall be notified by the customer to Mikron Corporation Denver in writing as soon as they are detected, failing which the items concerned shall be deemed to have been accepted. Mikron Corporation Denver shall not be liable for defects that are notified after expiration of the warranty period.

11.2.3
If final acceptance does not take place at the latest within three (3) months of delivery of the machinery for reasons which are not attributable to Mikron Corporation Denver, said machinery shall be deemed to have been definitively accepted by the customer.

11.2.4	Should defects occur, the customer shall in all cases allow Mikron Corporation Denver to verify the goods supplied and the repairs made thereto pursuant to Section 11.3 of these conditions.

11.2.5
The customer undertakes not to use the machinery for production purposes without the written approval of Mikron Corporation Denver before the final acceptance report has been signed or before definitive final acceptance has taken place.

11.3	Warranty and Liability for Defects

11.3.1
Notwithstanding the provisions herein, the warranty period shall be twelve (12) months or 3,500 operating hours. It shall begin to run on the date of final acceptance, or at the latest, three (3) months after delivery by Mikron Corporation Denver. For deliveries of goods and services which are not brought into service on the operating site by Mikron Corporation Denver, or by technicians specifically authorized by Mikron Corporation Denver, or which have been used for productive purposes before definitive final acceptance without the consent of Mikron Corporation Denver, the latter shall give no warranty. The warranty period on repaired or replaced components begins to run for a further period of six (6) months from the date of replacement, completion of repairs and acceptance or at the latest until the end of the warranty period for deliveries and services.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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11.3.2
The warranty shall expire immediately if the customer or third parties operate the delivered goods inexpertly, undertake inexpert modifications or repairs, fail to use original Mikron Corporation Denver replacement parts during the warranty period or do not give Mikron Corporation Denver an opportunity to remedy the defect itself. In addition, the customer shall make sure that the damage is not allowed to become more extensive.

11.3.3
Mikron Corporation Denver undertakes, at the written request of the customer, to repair or replace as quickly as possible, at its own discretion, and in its own works, all parts of the Mikron Corporation Denver deliveries which demonstrably become defective or unusable due to poor material or inadequate workmanship before the expiration of the warranty period. Replaced components shall become the property of Mikron Corporation Denver.

11.3.4
Special suitability for an intended use or the assurance of a particular performance capability exists only where such an assurance has been given contractually in express and direct terms. Such an assurance presupposes use of the delivered goods and services for their intended purpose and in compliance with all the contractually agreed functional parameters. On the completion of final acceptance of the delivered goods and services, evidence of suitability for the intended purpose, or assurance of a particular performance capability of the goods and services, shall be deemed to have been definitively provided or given. If the assured properties are not satisfied, or only satisfied in part, on final acceptance of the goods and services, the customer shall solely be entitled to repairs by Mikron Corporation Denver within a reasonable period. For this purpose, the customer shall grant Mikron Corporation Denver the necessary time and opportunity. Should this repair prove impossible in full or in part, the customer shall only be entitled to a suitable price reduction.

11.3.5
The warranty and liability do not extend to damage which has demonstrably been caused by poor materials, defective design or inadequate workmanship, e.g. as a result of natural wear and tear, defective maintenance, failure to comply with operating or safety instructions, excessive strain, unsuitable working materials, chemical or electrolytic influences, building or assembly work which was not performed by Mikron Corporation Denver or its subcontractors and for any other reasons not attributable to Mikron Corporation Denver itself.

11.3.6
In the case of goods and services provided by sub-contractors who were prescribed by the customer, Mikron Corporation Denver shall only give a warranty within the framework of the warranty obligations of such subcontractors.

11.3.7
In respect of material defects, poor design or workmanship and failure to comply with assured characteristics, the customer shall have no rights in claims apart from those expressly stated herein and in no case amounting to more than the value of the defective parts of the delivery.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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11.3.8
Liability for consequential damages resulting from defects and damages to property of all kinds, e.g., loss of production, loss of use, loss of orders, loss of profit, failure to perform or effective breach of contract, or claims for compensation made by way of redress - together with all other direct and indirect damage -is hereby expressly excluded. This exclusion of liability shall not apply to willful intent or gross negligence on the part of Mikron Corporation Denver, but it shall apply to willful intent or gross negligence on the part of servants.

11.3.9	Mikron Corporation Denver shall only be liable for claims by the customer in cases of willful intent or gross negligence.

11.4	Title

11.4.1
Title to all machines shall vest in Purchaser upon (a) completion of installation at Purchaser facility and (b) the payment in full of the purchase price. Title to all parts, tools and other items shall vest in Purchaser upon delivery and payment therefore.

11.4.2	Grant of Security Interest

1. Customer and Mikron agree that title to the Equipment provided herein does not pass until Customer has paid for the Equipment in full. Notwithstanding the foregoing, and not in limitation of the foregoing, Customer hereby grants to Mikron a security interest in and to the Equipment, and any and all additions, accessions and substitutions thereto or therefore (hereinafter called the “Collateral”) to secure Customer’s payment for the Equipment, and any and all other existing or future obligations of Customer to Mikron (the “Obligations”). Customer agrees to execute such documentation as may be required by Mikron to further evidence and perfect such security interest, including without limitation financing statements.

2. Except for the security interest granted herein, Customer is, or to the extent that this Agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrances, and that Customer will defend the Collateral against all claims and demands of all persons at anytime claiming the same or any interest therein. The Collateral will be kept at Customer’s address stated in this Agreement.

3. Until default Customer may have possession of the Collateral and use it in any lawful matter, and upon default Mikron shall have the immediate right to the possession of the Collateral. Upon such default and at any time thereafter, or if it deems itself insecure, Mikron may declare all Obligations secured hereby immediately due and payable and shall have the remedies of a secured party under Article 9 of the Colorado Uniform Commercial Code. Mikron may require Customer to assemble the Collateral and deliver or make it available to Mikron at a place to be designated by Mikron which is reasonably convenient to both parties. Expenses of retaking, holding, preparing for sale, selling or the like shall include Mikron’s reasonable attorney’s fees and legal expenses.

11.4.3 Intellectual Property

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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The Equipment provided herein contains and requires intellectual property (including the intellectual property of third parties) in order to operate, such as software, formulas, processes and know how (the “Intellectual Property”). By selling Customer the Equipment, Mikron is not transferring legal or equitable title to the Intellectual Property. However, Mikron hereby grants to Customer a non-exclusive, perpetual worldwide, royalty-free license to use the Intellectual Property so long as and only in connection with Customer’s use of the Equipment and only if Customer is not in default in its Obligations to Mikron (the “Mikron License”). The Mikron License is strictly limited to use with the Equipment and may not be utilized independently of the Equipment. The Mikron License may not be transferred, assigned or pledged without the written consent of Mikron. Any transfers in violation of the foregoing shall be voided and without effect.

11.5	Protected Rights

11.5.1
In the case of standard Mikron Corporation chassis and components forming part of Mikron Corporation’s scope of supply, Mikron Corporation shall be responsible for assuring that the acquisition or use of the delivered object, or parts thereof, does not infringe the patent rights of third parties in the customer’s own country. Mikron Corporation Denver shall be entitled to contest or otherwise settle purported claims of third parties in or out of court in any appropriate manner. The customer shall grant due authority to Mikron Corporation Denver for that purpose. In the case of equipment components specific to the customer and for the deliveries and services as a whole, Mikron Corporation Denver declines all liability, as it is impossible for Mikron Corporation Denver to make sure that the patent rights of third parties are not affected or infringed.

11.5.2
The customer gives a full guarantee that the manufacturer of objects according to his specifications does not infringe the protected property rights of third parties; he undertakes to release Mikron Corporation Denver from any resulting claims on grounds of infringement and claims for compensation.

11.5.3
Each contracting party reserves all rights in calculations, drawings and technical documents made available by him to the other party. The receiving contracting party acknowledges these rights and will treat the relevant documents as his own business secrets and refrain from using them otherwise than for their intended purpose for which they were made available.

The customer shall be entitled to use the software, drawings, know-how and documentation himself to the stipulated extent, but shall not make them available to third parties or make copies. Any extension or modification of the software or its use otherwise than for the intended purpose by the customer shall require the prior written consent of Mikron Corporation Denver.

11.6	Environmental and operational safety

11.6.1
The customer undertakes to comply with the operating instructions and safety rules handed over with the delivered goods, and to instruct his own personnel accordingly, so as to permanently guarantee the safe and environmentally compatible operation of the delivered goods.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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11.6.2
Existing safety instructions and danger notices on the machinery must not be removed. Instructions that are poorly secured or have been damaged must be repaired or replaced immediately. Mikron Corporation Denver undertakes to replace unusable safety instructions for the customer at any time and to make the requisite number of copies available. Improvements to the safety instructions shall be accepted and respected by the customer at all times at the request of Mikron Corporation Denver.

11.6.3
Technical modifications to machinery, in particular if they are liable to endanger safety of operating personnel or of the environment, shall only be made with the written consent of Mikron Corporation. If that consent is withheld, they shall be removed immediately.

11.6.4	The customer shall inform Mikron Corporation Denver without delay if an accident involving the delivered goods has occurred, or if it transpires that operation of the delivered goods presents a risk.

If the customer fails to comply with any of these requirements for the preservation of environmental and operational safety, he shall release Mikron Corporation Denver from all the resulting obligations to provide compensation to third parties.

11.7	Prior Agreements

Purchaser expressly acknowledges that these terms and conditions shall supersede all prior agreements, discussions or correspondence between Purchaser and Vendor (including the respective employees, agents or representatives of either), written or oral, and that Purchaser is not relying upon any oral or written representation of Vendor other than those expressly contained herein.

11.8	Force Majeure

In the event of any Act of God, war, fire, explosion, accident, flood or riot, sabotage, lack of adequate fuel, power, raw materials, labor, containers or transportation facilities, or compliance with governmental requests, laws, regulations, orders or actions of unforeseen technical difficulties, breakage or failure of machinery or apparatus; or national defense requirements, or any other event, whether or not of the class or kind enumerated herein, beyond the reasonable control of Vendor, or labor trouble, strike, lockout or injunction (provided that Vendor shall not be required to settle a labor dispute against its own business judgment), which makes impossible or impractical the manufacture or transportation of subject goods or acquisition of a material upon which the manufacture of the subject goods is dependent, i.e., any “Force Majeure,” Vendor at its option may either terminate the contract or extend the delivery period, without liability to Purchaser, except that in the event of cancellation, Vendor shall return any portion of the purchase price which remains unexpended as of the date of Vendor’s election to terminate.

11.9	Applicable Law

The parties agree that any contract between the parties which may arise from this quotation shall be deemed entered into at Aurora, Colorado, USA, and shall be interpreted and construed in accordance with the laws of Colorado. Both parties hereby consent to the jurisdiction of the courts of the State of Colorado and more specifically the judicial district within which Vendor maintains an office or manufacturing facility, but their consent shall not limit jurisdiction with regard to this matter to that district within the State.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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11.10	Taxes

Purchaser shall be responsible for all taxes (other than income taxes) due and payable in connection with the delivery of, and transfer of title to, the merchandise that is the subject of this agreement.

11.11	Modification

This agreement shall not be changed or modified except by written instrument signed by both parties.

11.12	Rights or Remedies

Any forbearance by Vendor in the exercise of Vendor’s rights or remedies in response to any breach by Purchaser shall not be construed to be a waiver of, nor shall it preclude, the exercise of any right or remedy.

11.13	Cancellation

Except as expressly stated to the contrary herein, the Purchaser may not cancel this agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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12.	Mikron Assistance Beyond Installation

12.1	Assistance rates

Based on your request, we can provide support personnel at your facility for the purpose of start-up, demonstration, overhaul and repairs.

Our conditions for this work are:

Travel time	$[*]/hr.
Standard working time	$[*]/hr.
Overtime	50% extra
Travel expenses	(See paragraph 12.6 below)
Charges for lodging and meals	To be determined
Compensation for extras	To be determined
The above charges are valid for normal conditions. Should any unforeseen extra charges be incurred or, if the support personnel are able to prove that they are unable to meet expenditure with the allowances granted, a proportionate adjustment shall be effected subsequently.

Cost increase adjustment reserved.

12.2	Travel time

Travel time includes all project-related travel, including travel to and from the project site and daily travel.

12.3	Working time

12.3.1	The standard workweek is 40 hours. If standard working hours are decreased for reasons beyond our control, then standard working hours must be paid in accordance with the terms of our agreement.

12.3.1	Hours worked over and above the normal work shift will apply as overtime.

12.4	Waiting time

If, for reasons beyond our control, the support personnel are prevented from working or from leaving when the work is completed, the time lost shall count as waiting time and be charged as standard working time. The same applies to hours lost on account of local public holidays.

12.5	Holidays

Holidays and the corresponding wage and traveling rates shall be subject to a separate agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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12.6	Traveling expenses

Traveling expenses shall include return fare and transportation cost at the place of installation, as well as insurance, freight and duty for baggage and tools, the cost for procuring the identity papers, vaccination and other measures required in the country of installation.

12.7	Incidental expenses

Incidental expenses shall include charges for meals, tips, laundry and miscellaneous expenses.

12.7.1	Illness and accidents

12.7.1.1	Our support personnel are insured against illness and accidents.

12.7.1.2	In case of illness or accident (also non-factory accidents) Mikron Corporation Denver will be responsible for wages as well as for expenses in connection with medical treatment.

12.7.1.3	Customers are expected to undertake the requisite precautionary measures against accidents in their facility.

12.8	Taxes

Any taxation which may arise in connection with the dispatch of our support personnel will be chargeable to the customer.

12.9	Formation of contract

The contract shall be deemed to have been concluded when the customer accepts the completed order.

12.10	Regulations in force at destination

The customer must inform Mikron Corporation Denver of any regulations and all laws, governmental or others, in force, which affect the execution of the installation, operation of the machinery/equipment as well as to the well-being of Mikron Corporation Denver personnel.

12.11	Preliminary work

Mikron Corporation Denver supplies dimensional drawings as part of the project. The customer must prepare the workspace with all necessary utility connections prior to the arrival of support personnel. This should include parts, equipment, and any necessary materials. The customer shall make arrangements in good time and at his own expense for the issue of any residence or work permits which may be required for our personnel and shall also pay any fees or premiums for additional insurance coverage required by regulations in force.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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12.12	Tools, auxiliary equipment and materials

Mikron Corporation Denver shall provide our support personnel with the hand tools necessary for the job. They should be maintained in a secured location. Insurance against theft, fire and water damage is left to the customer. On completion of the job, the tools and other items that we have supplied must be returned to Mikron Corporation Denver.

Upon request, the customer shall supply any additional labor, material, and tools necessary.

The customer assumes full responsibility for accidents, their consequences and any material damage that can be traced to the auxiliary equipment. If any special factory Installation Conditions Quotation D04.05.012 47 of 90 considerations have to be taken into account, then the customer shall expressly bring those to the attention of our support personnel.

12.13	Duration of support

12.13.1
 A target date for completion of work shall only be binding when accepted in writing by Mikron Corporation Denver. Work begins when Mikron Corporation Denver receives instructions from the customer to send our support personnel to their facility.

12.13.2
The completion date shall be extended if 1) the customer fails to supply instructions required for the work, 2) the customer makes changes which delay the work, 3) any other conditions beyond our control make it impossible to meet the original date, or 4) the purchaser is behind schedule with the work required to fulfill contractual obligations or fails to provide the required skilled labor.

12.13.3    The imposition of a penalty for delay in the completion of work requires written agreement.

12.13.4    The purchaser is not entitled to claim indemnity or cancel the contract if the work is delayed.

12.14	Testing and acceptance of machinery/equipment

12.14.1
The machinery/equipment is ready for acceptance when it is placed into production. Acceptance can occur even if nonessential parts are missing or readjustments are necessary or if the machinery/equipment cannot be taken into service for reasons beyond our control.

12.14.2
As soon as the purchaser is notified that the machinery/equipment is ready for acceptance, it shall be inspected in the presence of the person in charge of the work. Any deficiencies must be reported immediately to Mikron Corporation in writing. If the customer fails to comply, the machinery/equipment shall be deemed accepted.

12.14.3	If the tests prove that the machinery/equipment does not fulfill the terms of the contract, the customer shall give Mikron Corporation Denver an immediate opportunity to correct any deficiencies.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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12.14.4 The purchaser shall not be entitled to claim indemnity or cancel the contract on account of unsatisfactory work.

12.15	Work not covered by the contract

The customer shall not request support personnel to perform any work that is not covered by the contract without express agreement from Mikron Corporation.

12.16	Guarantee

12.16.1    Mikron Corporation Denver guarantees any material we supply and install.

12.16.2    The customer shall not be entitled to claim indemnity or cancel the contract on account of poor workmanship.

12.17	Liability

Mikron Corporation Denver shall carry out the work in accordance with the terms of the contract and shall fulfill our guarantee.

12.18	Validity

12.18.1
These general conditions apply to all work and services carried out by us or on our behalf in regards to support, commissioning or repair of machinery/equipment. The conditions shall be binding if applicable at the conclusion of the contract unless Mikron Corporation Denver agrees in writing to other conditions.

12.18.2
Any responsibility accepted by the support personnel on behalf of the customer or a third party shall only be binding if they are covered by the scope of the contract or are acknowledged by Mikron Corporation Denver in writing.

12.19	Additional conditions

12.19.1	If the customer requests support at a fixed price, those terms must be agreed to in writing. The Terms and Conditions of Sale shall also apply in such cases, unless other conditions are agreed to.

12.19.2
The fixed price shall only cover work and services specified in the contract. It is based on the following provisions: 1) all preliminary work to be carried out by the customer shall be completed in a timely manner, 2) the support work can proceed without hindrance due to matters beyond our control.

12.19.3
If a fixed price is agreed upon for the support work, then this shall be based on the standard working time specified herein. If our support personnel have to observe shorter working hours, then the resultant longer working period costs, including daily expenses, will be charged to the customer. The customer shall be responsible if support personnel are prevented from executing their work thorough causes for which Mikron Corporation Denver is not responsible.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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12.20	Terms of payment

12.20.1	Payments to the agreed terms shall be sent to Mikron Corporation Denver at our billing address without any deductions for cash discount, expenses, taxes or dues of any kind.

12.20.2
Payment shall be deemed effected when the particular sum is available to us. The purchaser shall not withhold or reduce payment on account of complaints or claims or of counterclaims we did not agree to. Payment shall also be made if the support work is delayed or prevented by reasons beyond our control.

12.20.3
If the purchaser defaults on payment, he shall be liable for interest from the date on which the payment was due, without further warning, at a rate depending on the terms prevailing at the purchaser’s registered address, but not less than 6 percent per year. Payment of default interest shall not release the purchaser from paying the sum due under the terms of the contract.

12.21	Place of jurisdiction and law applicable

These conditions are to be governed by, and interpreted in accordance with, the laws of the United States. Denver, Colorado is hereby designated as the seat of jurisdiction for both parties.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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13.	Project development description

Mikron Corporation Denver is organized on a project team basis. Key personnel, such as the Project Manager, are assigned for the duration of the project and others are assigned as specialized resources are required throughout the various stages of the project. The Project Manager has complete responsibility for the management and direction of all phases of the project, including design, fabrication, assembly, test and supervision of both installation and start-up. The Project Manager’s authority provides you with a single point of contact for all communications with Mikron Corporation for the resolution of project issues.

The Mikron Corporation Denver project team consists of the Project Manager, production engineers, quality engineers, automation technicians and mechanics who participate in the project when their special skills are required. At each important milestone throughout the project, a progress report is provided by our project team.

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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13.1	Kick-off Meeting

Mikron project team introduction

Following award of the contract, Mikron Corporation personnel will attend a Kick-off Meeting at Customer’s facility. The purpose of this meeting is to introduce the key individuals of the Mikron Corporation team to the key individuals of the Customer’s team. In addition, the proposal is reviewed to discuss all pertinent aspects and to obtain common direction for project requirements. Following completion of this meeting, a detailed schedule of activities is finalized and issued.

13.2	Project reviews

Monitoring important project stages

The Mikron Corporation project team provides a progress report at each important stage of the project.

13.3	Preliminary Design Review

After the Project Kick-off Meeting, the members of the Mikron Corporation design team are assembled and the concepts of the proposed system are reviewed. These concepts are defined in the form of preliminary design drawings so that each member is aware of his or her individual responsibilities for overall project completion.

The preliminary designs are reviewed with Customer, at Mikron Corporation’s facility to assure a complete understanding of the course of action to be taken with the project.

13.4	Final Design Review

The Final Design Review is conducted at the Mikron Corporation facility in Aurora, Colorado. A complete mechanical assembly drawing package is reviewed for approval of the overall design. The electrical and controls engineers also review the drawings of panels, schematics and the overall structure of the software. Following this review, the details of the system are released for fabrication and assembly.

Mikron Corporation Denver openly invites Customer to participate in all aspects of the engineering phase. Frequent visits and meetings to review concepts and progress enhance the overall design effort.

13.5	Certification tests

Testing and operating approval

When the final stage for tuning a machine is reached, a series of internal tests are carried out to verify compliance with specification requirements. These tests are based on documents jointly prepared with the customer:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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•	Mechanical and software function tests;

•	Production throughput checks;

•	Checks on assembly performance.

These tests help prepare for the pre-acceptance stage.

13.6	Pre-acceptance

Operating and production test before shipping

The performance of the Assembly Line is demonstrated thoroughly at Mikron Corporation Denver prior to shipment. The line is run for a 6-hour period (or other period agreed between Customer and Mikron Corporation) to demonstrate that it can produce the required output. Parts that do not meet the drawing requirements for tolerances are not counted against the actual number of acceptable assemblies during the acceptance testing. Any slow-down due to lack of operator performance is not counted when determining the line rate.

It is the responsibility of the Customer to supply a sufficient quantity of parts and inert material for the testing and acceptance tests of the Assembly Line. A quantity of components will be agreed to following defined criteria of testing the machine at the Kick-off Meeting.

Component parts not received in the quantities or by the schedule specified may result in additional test and debug by Mikron Corporation Denver at the Customer’s facility prior to Final Acceptance Test. This additional cost is not included in the system price and will be invoiced at the time and material rates specified herein.

13.7	Final acceptance

Operating and production test after installation

The performance of the Assembly System is demonstrated thoroughly at the Customer’s facilities prior to final acceptance. The line is run for a 6-hour period (or other period agreed between Customer and Mikron Corporation) to demonstrate that it can produce the required number of assemblies at the required output. Parts that do not meet the drawing requirements for tolerances are not counted against the actual number of acceptable assemblies during the acceptance testing. Any slowdown due to operator performance is not counted when determining the line rate.

Note: After final acceptance, production assistance can be provided by a Mikron Corporation team to assist with your production start-up (please refer to the “Customer Service” section in this proposal for more information on this service).

13.8	Debriefing

Project review after production start-up

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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Approximately three (3) months after the Final Acceptance of the system, the Mikron Corporation project team conducts a final project review to verify the system performance. The project is then handed over to our After-Sales Services, which provides support thereafter.

14.	Customer parts control

At various stages of the project, the Customer is required to provide production parts and inert material for testing, station set-up and system run-off. The parts should be delivered to Mikron Corporation in accordance with the “Parts Delivery Schedule” of this proposal.

14.1	Parts tracking

Mikron Corporation will receive, classify, inventory and store all Customer parts. In every step of the process, we comply with all confidentiality agreements.

14.2	Parts use and stock control

Stored parts are used for testing and checks on the production line. The next batches are delivered in accordance with the plan provided and they follow the same process, according to project requirements.

14.3	Parts disposal

When the project is completed, Mikron Corporation returns or directly disposes of any leftover parts. Disposal will comply with environmental standards and regulations. Costs for either option are charged to the Customer and are not included in the proposal.

14.4	Confidentiality

Industry products and technologies often require a high degree of confidentiality.
The following policies are in place to ensure the confidentiality of all projects.

14.4.1     General policy

We define, with our Customer, the degree of confidentiality consistent with the project. The confidentiality guidelines must be clearly delineated so that no breaches of confidentiality negatively impact the Customer.

Mikron Corporation ensures that the confidentiality requirements regarding protecting Customer parts and restricting access of unauthorized people to the Customer’s project are met.

Each project is internally coded to eliminate any direct reference to the product and the Customer’s name.

Strict adherence to this policy ensures the Customer’s confidentiality and our reputation in the industry.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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15.	Training

15.1	Basic training

Training in the use and maintenance of the machine is provided in our facility in accordance with our standard program.

15.2	Target audience

Appropriate training for the Customer’s staff will be provided as follows:

•	Staff without special qualification levels, who have a basic understanding of the machine’s operator interface, can take operator training.

•	Staff with technical training should take upkeep and maintenance training in order to understand the required mechanical, information technology and electric fundamentals.

15.3	Development and contents

Planned duration: Approximately 3 days

First day
•	Introduction to the Mikron group and company visit.
•	Main mechanical elements.

Second day

•	Controls and electrical elements.
•	Level 1 automation includes all necessary automation training to effectively run and maintain the machine.
•	Specific elements and feeding systems.

Third day

•	Specific elements and feeding systems.
•	After-sales service, spare parts list and preventive maintenance.

15.4	Additional training

Mikron Corporation Denver provides additional training at an optional price. This optional training consists of 2 modules, “Level 2 automation” and “Level 3 automation” of 1 ½ days each.

Target audience
The following training modules are intended for people trained in software programming.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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Level 2 automation

•	Controls configuration (hardware and software);
•	Introduction to PLC programming language;
•	Use and parameter definition of commands (stations, alarms, options);
•	Elementary and advanced programming procedures;
•	PLC program study and analysis of machine-specific implementations.

Level 3 automation

•	Declaration of PLC variables, features and procedures;
•	Implementation of an HMI interface and example study.

15.5	Costs and organization

Travel, accommodation and food costs are the responsibility of the Customer. Our staff is available to assist you with hotel reservations.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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16.	Production assistance

16.1	Description

Mikron Corporation provides optional assistance services to facilitate the implementation of the new assembly systems into production. Mikron Corporation personnel accompany your operators and maintenance staff at your facility during the “ramp-up” production stage. Mikron corporation’s personnel operate the system and further train your operators and maintenance staff to avoid downtime due to the unfamiliarity with the system. This service is provided on request and is quoted as an option.

“Made to measure” planning
During the production assistance stage, Mikron Corporation’s mechanics and automation specialists help your operators run the new system at your facility. Because our technicians have identified potential production problems during the tuning and testing stages, they are able to provide your staff with the additional insight to optimize the production of the system. The assignments are generally spread over the first 3 months of products in periods of one to several weeks, according to your needs.

Productivity gains
Mikron Corporation’s experience providing the production assistance services shows that productivity gains are important in the first months.

The following graph illustrates the average productivity gained with our production assistance services.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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17.	Communications

17.1	Hot-line

Our After-Sales Service has a telephone line available to meet your needs quickly. A special telephone number is reserved for your urgent calls 24-hours, 7-days a week throughout the year, including holidays.

Our U.S. service line number is 720-858-2100.

17.2	Remote maintenance

Our Software Department is set up to provide remote maintenance work. Machines delivered can be fitted with the required equipment to allow such work.

17.2.1     System implementation
To enable this remote access, Mikron Corporation installs a communications kit on each cell (modem card, specific program and RJ45 connector).

The Customer specifies the following:

•	Type of connection available; digital or analog with RJ45 or RJ11 socket;
•	Telephone number reserved for remote maintenance;
•	Contact name for providing local support (training).

17.2.2     Possible types of intervention
Remote maintenance has two kinds of intervention; namely:

•	Remote fault tracking;
•	Program modification

A site visit may be required depending on the type of fault or modification. There is no guarantee that all problems can be solved by remote maintenance.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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18.	Documents

18.1	File No. 0 Transportation and installation instructions

One binder containing detailed instructions for transportation, unpacking and installation, sent separately at the time of delivery.

18.2	File No. 1 standard information (2 copies)

One binder containing standard information about the machine:

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18.3	File No. 2, specific information (3 copies)

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18.4	File No. 3, supplier documentation (2 copies)

One binder containing special device suppliers’ documents.

18.5	File No. 4, automation documentation (1 copy)

One binder containing information relating to the machine command:
•	[*]
•	[*]
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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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19.	Spare parts

Mikron Corporation works with your team to develop a recommended spare parts list of the basic stock during the final project review. This stock is sent directly to the Customer after system delivery.

19.1	Delivery

To reorder basic stock or other parts, the following shipping schedule applies:

[*]

19.2	List
The spare parts list simplifies the ordering process.

•	[*]
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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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20.	Production simulation (optional)

Simulation enables machine development to be optimized by calculating the important parameters relating to its operation and preparation of production. This simulation is all the more advantageous as the machine is complex.

20.1	Customized simulation

Simulation may be achieved during the design stage or preferably before the order. Definition of parameters is then discussed with customers and data are inserted in the simulation program.

Our software, based on the latest research as regards statistics, has very many functions for programming elements comprising an assembly line and integrating all parameters representing current production events in them (batch changes, maintenance work, parts defects, breakdowns, etc.)

[*]

20.2	Simulation Goals
Simulation has multiple goals:

•	[*];
•	[*];
•	[*].

20.3	Data processing
Simulation data is extracted and a report is sent to the Customer. This data is then analyzed jointly to calculate possible changes.

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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21.	Mikron Corporation Denver quality policy

21.1	Mikron Corporation Denver ISO 9001 Certification--December 8, 2001.

21.2	General principles
Quality is an integral part of our company policy. It is based on three general principles:

•	Our quality shall achieve or exceed the standards specified by our customers and the market;
•	Quality is a means for lowering our costs;
•	Quality requirements apply both to ourselves and to our products.

Quality plan:
Our work is based on an internal quality plan comprising the following terms:

•	Quality assurance is the permanent concern of each worker in each department;
•	Each worker is personally responsible for quality in his or her department. The worker spots and proposes each possibility for improvement;
•	Each worker is aware of the need to prevent any error at each production stage;
•	Our efforts are aimed at optimizing the quality of our product and service;
•	Special attention is paid to monitoring measures for reducing costs;
•	Quality assurance procedures are regularly updated and brought to the attention of all.

22.	Construction standards and rules

Our standards and validation department ensures that our plant and production procedures conform to the standards and directives for the lines of business in which we operate.

22.1	OSHA Standard

The Williams-Steiger Occupational Safety and Health Act of 1970 places responsibility for compliance with the Act in the use of the equipment with the Customer. Mikron Corporation Denver endeavors to design all systems in accordance with all OSHA requirements. Should you feel that additional modifications are necessary to make the system comply with state, local or corporate requirements, we will discuss them and quote such modifications as may be necessary.

22.2	Specific standards and rules

For developing and manufacturing its machines, Mikron Corporation Denver complies with appropriate JIC and NEC standards and codes and good engineering practices.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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23.	Description of standard cells

23.1	G05 Overview

The G05 system is a high performance assembly solution, which offers not only high speed of operation but also modularity, flexibility and adaptability, which make it unique in its field. The vision of the G05 was to offer our customers an assembly system which could have a shorter lead time, faster time to volume; increased modularity, increased output, increased re-usability and a solution which would future proof their investment. In all of these areas the G05 has excelled. It also has the added benefits of being constructed from stainless steel, has clean room compatibility and having an electronic pallet tagging system as standard, thus product traceability is guaranteed. Its PLC based control system is also designed to minimize the level of specialist programming to make it highly functional and easy to use.

The linear concept of G05 consists of a re-circulating conveyor system, which feeds into and exits the main assembly cell. Within the assembly cell are sited the process modules and these are used to accurately index the pallets in front of the assembly, process and feeding stations. The pallets themselves are uniquely identified by the use of electronic pallet tags, thus traceability of product and assembly can be guaranteed. The G05 system is freely configurable to suit the three different standard versions. The 60, 120 and 240 versions correspond to the different pallet sizes, however the only machine difference is the indexing distance, once again this to suit the pallet size.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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The G05 is constructed using modular building blocks, which can be easily configured to provide a solution for all assembly requirements. The two main functional units of the G05 can described as the basic cell, which consists of a platform and outer structure, and the modules, autonomous fully functional assembly units. These elements permit a number of benefits to be realized, for example, if we require integrating additional product variants or new product generation changes, these can be easily integrated into an existing system in the shortest possible time. The modules themselves can be completely constructed, tested and accepted Standard Basic Cells Quotation D04.05.012 Page 63 of 90 external to the assembly system and then only have to be inserted into the basic cell, thus ensuring the process if fully de-bugged before its integration and therefore minimizing possible downtime.

This building block philosophy therefore allows for a rapid integration of the most varied equipment for the assembly and processing of parts. The arrangement of the workstations and the peripheral units provide the operator with a good overall view of the whole production process with good visibility and accessibility to the pallets which carry the parts.

This modular concept not only helps Mikron but also offers the customer the possibility of carrying out their own investigations, trials and proving on site. In some case of processes have to be developed afresh by the customer, this concept allows them to develop the process so that it is ready for series production and subsequently integrating this equipment into the system. For this purpose, a module is made available to the customer at a very early stage in the project. A start can therefore be made with building the assembly equipment in parallel with the process definition, thus it is possible to leave the integration of the developed and proven process module until the last possible moment. This may, under certain circumstances, even be the point of final acceptance.

23.1.1     Operating principle

The parts of the assembly are placed on free flowing pallets, which enter the cells and leave them again by means of logistic modules (conveyor systems). A servo-controlled indexing system, using linear motors, is used to transport of the pallets through the G05 assembly cells or modules, positioning them accurately at each work station. The pallet index system allows for the transport of one or more pallets to a distance of up to 480mm. This distance is set by the size of pallet and the number of pallets indexed together. Pallet widths are 60mm, 120mm and 240mm.

23.2	Standard basic G05

The standard basic cell is designed to accept two (optionally one) process or logistic modules. It consists of the basic elements of frame module, process module and logistics module. The design of the system has a clear division, with the working and assembly operations carried out at the front of the cell and a maintenance area at the rear, thus the plant to be operated simply and safely. As a standard the platform and structure are manufactured from stainless steel. This construction ensures cleanliness, long life and compliance for the demands of a clean room environment.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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23.2.1 Frame Module

[*]

23.2.2 Process Module

[*]

23.2.3 Logistics Module

[*]

23.2.4 Common Drive Shaft

[*]

23.2.5 Standard assembly and handling units

[*]

23.2.6 Standard inspection units

[*]

23.4	Pallet and traceability

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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24.	Technical information

24.1	Electrical and electromagnetic safety equipment

All the electrical equipment meets the North American and European regulations.
The most reliable techniques are employed to produce the safety devices. The control voltage is 24 V DC.

24.2	Safety devices for personnel protection

At the front, the lower part of the basic G05 cell, which contains the drive systems and the transmission, is protected by a guard, which can be lowered downward. At the rear the lower guard is formed at the bottom by the electrical control cabinet of the process module.

The upper part, which contains the operational and inspection stations at the front and the return belts at the rear, is protected by two transparent protective doors in polycarbonate. These can be opened upward. When the front protective doors are opened, the lower cover is also lowered automatically. These units are equipped with SCHMERSAL safety switches, which trigger the cell emergency stop if they are opened during operation of the cell.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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25.	GO5™ Control System

This section provides an overview of the Allen-Bradley Control Logix Processor based control system for the Mikron G05 and its variations.

25.1	System Architecture

The control system for the Mikron G05 is based around an Allen-Bradley Control Logix PLC processor and an Allen-Bradley Panel View Plus touch screen.

[*]

25.2	Operator Control Station

The operator control station is the central point for the operator to interface with the machine. It is commonly referred to as the HMI (Human Machine Interface) or simply as the Touch Screen throughout this description. The operator control panel contains a touch screen as well as a series of push buttons and switches. The push buttons and switches perform basic functions such as switching modes, starting, stopping, or manually jogging the machine.

[*]

25.2.1    Touch Screen

The touch screen provides a Graphical User Interface to detailed machine functions.
It is used for setting up production batches, viewing machine performance data, and for trouble shooting purposes.

25.2.2    Operator Station Buttons

The buttons on the Operator Station perform the following functions: Emergency Stop and Safety Guard ON/OFF.

25.2.3    Hand Held Controller

The buttons on the hand held controller perform the following functions: AUTO/MANUAL Mode Selector, Fault Reset, Master Start, Start, Stop Immediate, and Stop at Zero.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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25.3	Control Panels

The modular nature of the G05 assembly cell dictates the use of numerous small electrical panels instead of a single large panel. The single process module G05 has 5 control panels. A double process module G05 has 8 control panels. In the second process module of a Double G05, there are up to three empty electrical panels available for optional equipment.

[*]

25.3.1 The Power Distribution Panel

The power from the customer facility is connected to this panel, and it contains the main power disconnect switch. The typical machine requires 25amps at 480 volts three phase.

25.3.2 The Motor Control Panel

This panel typically contains the Motor Starters and Overloads for the conveyor motors.

25.3.3 The Primary/Secondary Servo Control Panels

Each process module has a servo control panel that typically contains both the 208/120 AC and the 24v DC Branch Circuit Breakers and Terminal Blocks, Power Supplies, some of the ASI Bus (I/O) components, and the Servo Drive(s) for the cam motor and the pallet indexer.

25.3.4 The PLC Control Panel

The primary process module usually will contain the PLC panel and typically contains the Programmable Controller, Ethernet Communications Hub, and some of the ASI Bus (I/O) components.

25.3.5 The Safety Control Panel

The safety control panel typically contains Components for the emergency stop circuits and the guard door circuits, and ASi I/O blocks related to the machine frame and HMI.

25.4	Machine Operation

[*]

25.4.1 Batch and Mode Indicator

The BATCH status indicator can display one of the following: FILLING, IN PROGRESS, EMPTYING, and DONE.

The MODE indicator can display the following:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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MANUAL, AUTO STOP, AUTO RUN, FAULTED and PAUSED.

25.4.2 Production Status

The PRODUCTION status indicator shows the production counters and the variant that is being run: GOOD, BAD, REWORK, and VARIANT.

25.4.3 Operator Indicator

The OPERATOR indicator shows what security level the machine is currently logged into.

25.4.4 Rate and Cam Angle Indicator

The RATE Indicator shows the current rate the machine is running in RPM (revolutions per minute).

25.4.5 Menu Tab

The MENU tabs along the bottom are present on all screens.

25.4.6 Alarm Button

The alarm button is located at the lower right of the screen, only if alarm is present.

25.4.7 Back Button

This button will display the screen that was active before the operator switched to the current displayed screen.

25.5	Stations

The stations screen gives a summary of information about each station on the machine.

[*]

25.5.1	Station Number & Description

The station number is shown in the left most column. A descriptive name for each station is displayed in the station column.

25.5.2 Station Type

Station types mainly control how parts are counted in the machine.

• INIT- this is where the process starts and where injected parts are counted.

• PICK & PLACE - parts are added to the assembly at this station type.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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• CHECK - Verification of part placement, and/or process completion, is done at this station type.

• PROCESS - A Process station modifies the assembly without adding more parts to the assembly. An example of this would be a pressing operation.

• UNLOAD GOOD - Only good assemblies are unloaded at this station. Each time a good assembly is unloaded the good part count gets incremented.

• UNLOAD BAD - Only bad assemblies are unloaded at this station. Each time a bad assembly is unloaded, the bad part counter gets incremented.

• UNLOAD GOOD/BAD - This type of station can unload both good and bad assemblies. If either is unloaded, the appropriate good or bad counter gets incremented.

• NEXT CELL - This type of station doesn’t physically unload parts. But the good & bad part counters are incremented as parts pass through it. This type is used to pass parts to another cell.

25.5.3 Station Status

The status column shows the condition of the station. The status can be as follows: IDLE, FAULT, OFF, and WORKING.

[*]

25.5.4 Pallet Status at Station

The status column shows the condition of the pallet positioned at the station. The pallet status can be as follows: EMPTY, GOOD PART, BAD PART, MIXED, and REWORK.

25.5.5 Pallet Number

This indicator shows what pallet is in the corresponding station.

25.5.6 Station Select Buttons

Using these buttons, a specific station can be highlighted for detailed functions, such as turning it on and off, manual controls, and configuration.

25.5.7 Station Counters

This tab provides a detailed status of assemblies by stations that are GOOD, BAD, REWORK, and FAULT.

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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25.5.8     Station Tabs

The 4 tabs below the STATION SUMMARY tab provide detailed information and control for each station.

25.6	Station Cams

The station cams screen shows how the electronic cams for each station are programmed. The machine contains an encoder, which provides the control system with a number indicating degrees of camshaft rotation (0-359). These electronic cams are used in the program to trigger valves and to check for sensors to be ON or OFF. The CAMS screen allows these angles to be modified without changing the PLC program.

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25.6.1      Cam Number

This column shows the electronic cam number.

25.6.2      Set Point

This is the angle at which the electronic cam turns on.

25.6.3      ON/OFF indicator column

This indicator shows the current state of the cam.

25.6.4      Reset Point

This is the angle at which the electronic cam turns off.

25.6.5      Cam Description

The description of the electronic cam function is displayed here. The description also shows the input, (sensor), address or the output, (valve), address that is used with this electronic cam.

25.6.6      EDIT CAM (Window)

For debug purposes, each electronic cam can be selectively enabled or disabled.

25.7	System Cams

In addition to 20 cams for each station, there are 40 system cams. The first 20, (cell cams), are reserved for base machine functions such as pallet indexing and data tracking and can only be modified if the security level is at Mikron. System cams 21- 40, (global cams), are for general use and can be used for system wide functions.

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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25.8	Station Setup Screen

The Station Setup screen controls the configuration of each station on the GO5. It covers station type and setup as well as pallet routing and consecutive failure alarming.

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25.8.1 Station Type

The station type controls how the station counts good and bad parts.

25.8.2 Pallet Routing

When a pallet arrives in a station, the pallet routing information from the previous operation is examined for each available nest. If the routing matches Line, Cell, and Station of the pallet location, the part in that nest is worked on.
After a station works on a pallet, the pallet can be routed to another station based on whether it was passed, failed, or can be reworked. The numbers specified in this section of the screen control which line, cell, and station will work on parts next.
Typically for a good part, the pallet is routed to the next station on the Cell. In the case of Bad or Reworked parts, the pallet routing can send the pallet anywhere, including stations that the pallet has already passed through. Pallet routing can be specified for each nest on the pallet.

25.9	Pallet Data

The pallet data screen displays the status of the pallet and its routing. The pallet information contains the next station the pallet nest will be worked on, the last station the pallet nest failed, and the last station the pallet nest passed. The pallet information also contains the status of each nest. The station information contains the status of the pallet and the consecutive bad part count status.

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25.9.1 Pallet Status

The status of each nest of the pallet in station is shown in this area. The status can be EMPTY, GOOD, BAD, or REWORK. The next station that will work on the selected pallet nest is displayed under NEXT OPERATION. The last station that passed the selected pallet nest as a good part is displayed under LAST STATION PASSED. The last station that failed the selected pallet nest is displayed under LAST STATION FAILED.

25.9.2 View by Mode

The pallet data is viewed for the pallet that is at the selected station, or you can navigate to the others.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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25.9.3 Process Measurements

For each measurement made on the machine, the measured value and resulting pass/fail status is shown in this box. These process measurements are values where and analog value is read and compared against limits to determine a Good or Pass status.

25.9.4 Station Status

A yes or a no under the WORK ON NEST column will indicate if the pallet nest selected will or will not be worked on. The BYPASS column will indicate if the selected pallet nest will be bypassed. The FAIL COUNTERS columns will indicate how many consecutive parts have failed in the selected nest. The FAIL COUNTERS columns will also indicate how many failures are allowed before the machine is to be stopped.

25.10	Peripheral Devices

The peripheral screen contains settings and controls for devices that are not directly connected to a single station, are system wide or single devices used across multiple stations. Controls are provided to monitor, calibrate, and/or manually control peripheral devices attached to the machine. Examples of these are (but are not limited to) LVDT systems, Color Sensors, Welders, Force measurements and Weighing systems. Below is an example of the Gantry Peripheral screen.

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25.11	STATISTICS - Production Summary

The machine provides detailed production statistics which track machine run time, faults, and stops. The statistics look at the basic cell system and the individual stations. The data can be displayed both in a table as well as graphically.
The Production summary screen shows machine performance for the batch that is currently running. It gives percentages of good, bad, and rework parts as well as details about machine run time, and stop time. Machine production rate data is included as well. A Maintenance section displays some overall machine information.

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25.11.1 Part Count

A count of good, bad, and rework parts is shown. Additionally, each of these categories is shown as a percentage of the total.

25.11.2 Machine Time

Time is logged for auto run time, machine stop time, and manual time. Additionally, each of these categories is shown as a percentage of the total time.

Stop Time

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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Details of the machine stop count as well as stop time are shown in this section. Additionally each of the stop count categories (machine pauses, operator stops, system faults, station faults, total stop time) is shown as a percentage of the total.

25.11.3 Production Rate

Details of the machine throughput

25.11.4 Batch from History

Details of the last 10 batch’s ran and display the data. When a previous batch is selected from this window, it will also display the data in Production Summary window and change the Current Batch indictor to Batch History.

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25.12	Statistics Data

25.12.1 Table of Station Data

The Table of Station Data displays, in tabular form, the number of good parts, bad parts, faults, pauses, and downtime attributable to a specific station.

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25.12.2 Statistics - Station Graphs

Station stops can be viewed graphically by pressing the Station Graphs button. The bar chart allows easy visualization of the most troublesome station in the system.
This graph can show Good Part Count, Bad Part Count, Fault Count, Pause Count, and Fault + Pause Combined Time data.

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25.12.3 Statistics - Station Process Statistics

The process graphs screen is an optional job specific screen. The process graphs screen can display graphical data associated with a process measurement. This is typically data that is recorded and stored for offload to a data collection system.

25.13	ALARMS

25.13.1 ALARM DISPLAY

Whenever an alarm occurs, a small alarm window will be displayed on top of the current screen and in the lower portion of the screen.

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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The alarms are displayed with three most recent listed at the top of alarm banner.

25.13.2 ALARM HISTORY SCREEN

[*]

Alarm messages are displayed chronologically as they occur, with the most recent message listed first. However, this listing displays a history of all messages that have been displayed whether they have been reset or not.

25.13.3 ALARM STATISTICS SCREEN

Alarms are listed chronologically with the most recent listed at the top of the screen.

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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1. PROPOSED SOLUTION	6
1.1 Task definition	6
2. Key points	7
2.1 Production	7
2.2 Price	7
2.3 Shipping time	7
2.4 Warranty	7
2.5 Confidentiality	7
2.6 Floor space requirements	7
2.7 Training	7
2.8 Production assistance: improved productivity	7
2.9 Customer service	7
2.10 Project management	8
3. Rights to proposal	9
4. Parts to be assembled	10
4.1 Description of parts to be assembled	10
4.2 Description and drawings of components (products) to be assembled	10
4.3 Definition of variants	10
4.4 Overall Assumptions	10
5. Description of the assembly system	11
5.1 Sequence of operations and description	11
5.2 Machine speed	11
5.3 Effective output	11
5.4 Feeding systems	12
5.5 Noise level	12
5.6 Floor space required	12
5.7 Calibration	12
5.8 Machine capability index	12
6. Installation Conditions & Terms	13
6.1 Packing	13
6.2 Installation supervision and final acceptance	13
6.3 Unspecified work outside Mikron Corporation Denver Facility	13
6.4 Validity of proposal	13
6.5 Payment terms 1	14
6.6 Acceptance terms	14
7. Risk Management	15
7.1 Efficiency	15
7.2 Machine downtime	15
7.3 Information on production costs	17
7.4 Customer responsibilities	17
7.5 Project schedule	18
8. Changes and deviations from Mikron Corporation Denver standards	18
8.1 Changes during the project	18
8.2 Deviation from Mikron Corporation Denver standards	19

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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9. Parts for testing and preliminary acceptance	19
10. Warranty	21
11. Terms and Conditions of Sale	22
11.1 General Terms and Conditions of Sale	22
11.2 Verification, Preliminary and Final Acceptance and Clearance of the Delivered Goods for Production Purposes	23
11.3 Warranty and Liability for Defects	23
11.4 Title	25
11.5 Protected Rights	26
11.6 Environmental and operational safety	26
11.7 Prior Agreements	27
11.8 Force Majeure	27
11.9 Applicable Law	27
11.10 Taxes	28
11.11 Modification	28
11.12 Rights or Remedies	28
11.13 Cancellation	28
12. Mikron Assistance Beyond Installation	29
12.1 Assistance rates	29
12.2 Travel time	29
12.3 Working time	29
12.4 Waiting time	29
12.5 Holidays	29
12.6 Traveling expenses	30
12.7 Incidental expenses	30
12.8 Taxes	30
12.9 Formation of contract	30
12.10 Regulations in force at destination	30
12.11 Preliminary work	30
12.12 Tools, auxiliary equipment and materials	31
12.13 Duration of support	31
12.14 Testing and acceptance of machinery/equipment	31
12.15 Work not covered by the contract	32
12.16 Guarantee	32
12.17 Liability	32
12.18 Validity	32
12.19 Additional conditions	32
12.20 Terms of payment	33
12.21 Place of jurisdiction and law applicable	33
13. Project development description	34
13.1 Kick-off Meeting	35
13.2 Project reviews	35
13.3 Preliminary Design Review	35
13.4 Final Design Review	35
13.5 Certification tests	35

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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13.6 Pre-acceptance	36
13.7 Final acceptance	36
13.8 Debriefing	36
14. Customer parts control	37
14.1 Parts tracking	37
14.2 Parts use and stock control	37
14.3 Parts disposal	37
14.4 Confidentiality	37
15. Training	38
15.1 Basic training	38
15.2 Target audience	38
15.3 Development and contents	38
15.4 Additional training	38
15.5 Costs and organization	39
16. Production assistance	40
16.1 Description	40
17. Communications	41
17.1 Hot-line	41
17.2 Remote maintenance	41
18. Documents	42
18.1 File No. 0 Transportation and installation instructions	42
18.2 File No. 1 standard information (2 copies)	42
18.3 File No. 2, specific information (3 copies)	42
18.4 File No. 3, supplier documentation (2 copies)	42
18.5 File No. 4, automation documentation (1 copy)	42
19. Spare parts	43
19.1 Delivery	43
19.2 List	43
20. Production simulation (optional)	44
20.1 Customized simulation	44
20.2 Simulation Goals	44
20.3 Data processing	44
21. Mikron Corporation Denver quality policy	45
21.1 Mikron Corporation Denver ISO 9001 Certification--December 8, 2001.	45
21.2 General principles	45
22. Construction standards and rules	45
22.1 OSHA Standard	45
22.2 Specific standards and rules	45
23. Description of standard cells	46
23.1 G05 Overview	46
23.2 Standard basic G05	47
23.3 Pallet and traceability	48
24. Technical information	49
24.1 Electrical and electromagnetic safety equipment	49
24.2 Safety devices for personnel protection	49

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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25. GO5™ Control System	50
25.1 System Architecture	50
25.2 Operator Control Station	50
25.3 Control Panels	51
25.4 Machine Operation	51
25.5 Stations	52
25.6 Station Cams	54
25.7 System Cams	54
25.8 Station Setup Screen	55
25.9 Pallet Data	55
25.10 Peripheral Devices	56
25.11 STATISTICS - Production Summary	56
25.12 Statistics Data	57
25.13 ALARMS	57

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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